EXHIBIT 99.1

Uranium Resources Announces Amended Uranium Supply Contract

Agreement Paves the Way for Return to Production in Texas

LEWISVILLE, Texas, July 12, 2013 (GLOBE NEWSWIRE) -- Uranium Resources, Inc. (Nasdaq:URRE) (URI) today announced that it amended its uranium supply contract with ITOCHU International Inc. effective July 11, 2013, to include a new sales pricing structure, new delivery dates and quantity levels.

Pursuant to the amended agreement, ITOCHU would purchase one-half of all production from URI's Vasquez, Rosita or Kingsville properties up to three million pounds of U3O8. Any new production outside of those areas is not subject to the agreement. The purchase price will be based on published market prices at the time of delivery subject to a five percent discount when the market price is $56.50 per pound of U3O8 or less, or seven percent when greater than $56.50 per pound.

"Given the current dynamics in our industry, renegotiating our supply contract was an important step in our strategic plan to resume production activities in Texas," stated Christopher M. Jones, President and CEO of URI. "This agreement improves the economics of production from our facilities and builds on our long-term relationship with ITOCHU by providing them access to a supply of uranium."

About Uranium Resources, Inc.

Uranium Resources, Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced uranium by in-situ recovery (ISR) methods in Texas and currently has a number of initiatives underway to return the Company to production. URI has over 206,600 acres of uranium mineral holdings and 144.8 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 3 million pounds of uranium per year. URI has an additional 664,000 pounds of in-place reserves in Texas. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's mineralized uranium materials, development plans for properties in South Texas and New Mexico and returning to production are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company's ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company's ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company's mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT: Investor Contact:
         Deborah K. Pawlowski
         Kei Advisors LLC
         Phone:  716.843.3908
         Email: dpawlowski@keiadvisors.com